Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES SECOND QUARTER 2025 RESULTS
— Total Revenue Growth of 11% to $378.8 Million; Organic Revenue Growth(1) of 11% —
— Net Loss of $5.1 Million and Diluted Loss Per Share of $0.05; Adjusted Diluted EPS(2) Growth of 24% to $0.42 —
— Adjusted EBITDA(3) Growth of 14% Year-Over-Year to $85.5 Million and Adjusted EBITDA Margin(3) of 23%; 60 Basis Point Expansion Compared to the Prior-Year Period —
TAMPA, FLORIDA - August 5, 2025 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the second quarter ended June 30, 2025.
SECOND QUARTER 2025 HIGHLIGHTS
•Total revenue increased 11% year-over-year to $378.8 million
•Organic revenue growth of 11% year-over-year
•GAAP net loss of $5.1 million and GAAP diluted loss per share of $0.05
•Adjusted net income(2) of $49.5 million
•Adjusted diluted EPS grew 24% year-over-year to $0.42
•Adjusted EBITDA grew 14% year-over-year to $85.5 million
•Adjusted EBITDA margin of 22.6%, expansion of 60 basis points compared to 22.0% in the prior-year period
“We are pleased with strong second quarter results at The Baldwin Group. Our business once again generated double-digit organic growth, while delivering adjusted EBITDA growth of 14%, 60 basis points of adjusted EBITDA margin expansion and adjusted diluted earnings per share growth of 24%” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “Our remaining earnout obligations associated with our Partnership activity over the last five years are behind us now. This important milestone provides The Baldwin Group with increased flexibility around capital allocation which will allow us to continue investing in strategic opportunities that sustain our industry-leading organic revenue growth, improve margin expansion, and decrease financial leverage, thus strengthening our business and ultimately creating long-term value for our shareholders and resulting in the development of innovative solutions for our clients' evolving business needs.”

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2025, cash and cash equivalents were $105.7 million and the Company had $474 million of borrowing capacity under its revolving credit facility.
SIX MONTHS 2025 RESULTS
•Revenue increased 10% year-over-year to $792.2 million
•Organic revenue growth of 11% year-over-year
•GAAP net income of $19.8 million and GAAP diluted earnings per share of $0.15
•Adjusted net income of $126.1 million
•Adjusted diluted EPS grew 18% year-over-year to $1.06
•Adjusted EBITDA grew 13% year-over-year to $199.3 million
•Adjusted EBITDA margin of 25.2%, a 70 basis point expansion compared to 24.5% in the prior-year period
•Net cash used in operating activities of $80.7 million
•Adjusted free cash flow(4) decreased 35% year-over-year to $34.4 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss second quarter 2025 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.

FOOTNOTES
(1)    Organic revenue for the three and six months ended June 30, 2024 used to calculate organic revenue growth for the three and six months ended June 30, 2025 was $336.3 million and $708.6 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025. Organic revenue is also adjusted to exclude the first twelve months of commissions and fees generated from new partners during the three and six months ended June 30, 2025. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net income (loss) attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin's future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to Baldwin's business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on Baldwin's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Commissions and fees	$376,249	$337,103	$786,780	$715,199
Investment income	2,562	2,737	5,436	5,008
Total revenues	378,811	339,840	792,216	720,207

Operating expenses:
Colleague compensation and benefits	195,471	175,659	393,491	376,714
Outside commissions	73,586	68,656	139,409	129,693
Other operating expenses	56,119	46,564	114,138	92,359
Amortization expense	26,010	25,394	51,892	49,435
Change in fair value of contingent consideration	(1,957)	5,552	6,104	18,228
Depreciation expense	1,642	1,557	3,225	3,062
Total operating expenses	350,871	323,382	708,259	669,491

Operating income	27,940	16,458	83,957	50,716

Other income (expense):
Interest expense, net	(31,320)	(31,329)	(61,296)	(62,874)
Gain (loss) on divestitures	(1,111)	628	290	37,144
Loss on extinguishment and modification of debt	—	(14,679)	(2,394)	(14,679)
Other income (expense), net	35	(461)	(115)	77
Total other expense, net	(32,396)	(45,841)	(63,515)	(40,332)

Income (loss) before income taxes	(4,456)	(29,383)	20,442	10,384
Income tax expense	685	1,484	685	2,151
Net income (loss)	(5,141)	(30,867)	19,757	8,233
Less: net income (loss) attributable to noncontrolling interests	(1,977)	(13,310)	8,982	4,212
Net income (loss) attributable to Baldwin	$(3,164)	$(17,557)	$10,775	$4,021

Comprehensive income (loss)	$(5,141)	$(30,867)	$19,757	$8,233
Comprehensive income (loss) attributable to noncontrolling interests	(1,977)	(13,310)	8,982	4,212
Comprehensive income (loss) attributable to Baldwin	(3,164)	(17,557)	10,775	4,021

Basic earnings (loss) per share	$(0.05)	$(0.28)	$0.16	$0.06
Diluted earnings (loss) per share	$(0.05)	$(0.28)	$0.15	$0.06
Weighted-average shares of Class A common stock outstanding - basic	68,009,996	63,124,601	67,044,696	62,490,376
Weighted-average shares of Class A common stock outstanding - diluted	68,009,996	63,124,601	70,392,551	66,189,508

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$105,695	$90,045
Fiduciary cash	278,007	222,724
Assumed premiums, commissions and fees receivable, net	349,639	283,553
Fiduciary receivables	491,423	418,543
Prepaid expenses and other current assets	14,945	11,625
Total current assets	1,239,709	1,026,490
Property and equipment, net	21,336	21,972
Right-of-use assets	67,100	72,367
Other assets	64,708	48,041
Intangible assets, net	925,549	953,492
Goodwill	1,420,583	1,412,369
Total assets	$3,738,985	$3,534,731
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$769,430	$641,267
Commissions payable	71,963	73,126
Accrued expenses and other current liabilities	158,348	160,631
Related party notes payable	—	5,635
Colleague earnout incentives	989	32,826
Current portion of contingent earnout liabilities	6,759	142,949
Total current liabilities	1,007,489	1,056,434
Revolving line of credit	112,000	—
Long-term debt, less current portion	1,494,712	1,398,054
Contingent earnout liabilities, less current portion	9,972	2,610
Operating lease liabilities, less current portion	64,382	68,775
Other liabilities	61	61
Total liabilities	2,688,616	2,525,934
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	445	453
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 71,278,683 and 67,979,419 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	713	680
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 47,358,729 and 49,552,686 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	5	5
Additional paid-in capital	830,735	793,954
Accumulated deficit	(200,648)	(211,423)
Total stockholders’ equity attributable to Baldwin	630,805	583,216
Noncontrolling interest	419,119	425,128
Total stockholders’ equity	1,049,924	1,008,344
Total liabilities, mezzanine equity and stockholders’ equity	$3,738,985	$3,534,731

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$19,757	$8,233
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	55,117	52,497
Change in fair value of contingent consideration	6,104	18,228
Share-based compensation expense	29,755	28,815
Payment of contingent earnout consideration in excess of purchase price accrual	(85,090)	(20,373)
Gain on divestitures	(290)	(37,144)
Amortization of deferred financing costs	2,843	2,997
Loss on extinguishment of debt	—	1,034
Loss on interest rate caps	18	160
Other loss	748	346
Changes in operating assets and liabilities:
Assumed premiums, commissions and fees receivable, net	(53,896)	(15,381)
Prepaid expenses and other current assets	(4,916)	(5,327)
Right-of-use assets	7,950	8,351
Accounts payable, accrued expenses and other current liabilities	(19,727)	(9,524)
Colleague earnout incentives	(31,824)	(4,766)
Operating lease liabilities	(7,253)	(6,800)
Net cash provided by (used in) operating activities	(80,704)	21,346
Cash flows from investing activities:
Capital expenditures	(20,310)	(18,704)
Cash consideration paid for business combinations, net of cash received	(11,699)	—
Proceeds from divestitures, net of cash transferred	1,901	56,415
Investments in and loans for business ventures	(15,633)	(3,341)
Cash consideration paid for asset acquisitions	(460)	(268)
Proceeds from repayment of related party loans	—	1,500
Net cash provided by (used in) investing activities	(46,201)	35,602
Cash flows from financing activities:
Change in fiduciary receivables and liabilities, net	55,283	62,254
Payment of contingent earnout consideration up to amount of purchase price accrual	(64,256)	(59,969)
Proceeds from revolving line of credit	121,000	95,000
Payments on revolving line of credit	(9,000)	(436,000)
Proceeds from refinancing of long-term debt	935,800	1,440,000
Payments relating to extinguishment and modification of long-term debt	(835,800)	(996,177)
Payments on long-term debt	(4,679)	(2,561)
Payments of deferred financing costs	—	(17,242)
Tax distributions to Baldwin Holdings LLC members	—	(11,076)
Other financing activity	(510)	2,036
Net cash provided by financing activities	197,838	76,265
Net increase in cash and cash equivalents and fiduciary cash	70,933	133,213
Cash and cash equivalents and fiduciary cash at beginning of period	312,769	226,963
Cash and cash equivalents and fiduciary cash at end of period	$383,702	$360,176

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2024 are excluded from organic revenue for 2024. However, after June 1, 2025, results from June 1, 2024 to December 31, 2024 for such partners are compared to results from June 1, 2025 to December 31, 2025 for purposes of calculating organic revenue growth in 2025. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Beginning January 1, 2025, the Company is presenting its fiduciary assets and liabilities separately on the consolidated balance sheets. Previously, these assets and liabilities were comingled on the consolidated balance sheets and the net change in cash balances held to remit to insurance carriers was presented as cash flows from operating activities. The net change in fiduciary cash is now presented as cash flows from financing activities in the consolidated statements of cash flows. As a result, the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities are no longer excluded from net cash provided by (used in) operating activities in calculating adjusted free cash flow for the 2025 reporting period and comparable prior periods. However, because the change in fiduciary receivables and fiduciary liabilities previously was combined with the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities in the consolidated statements of cash flows, this change in presentation has resulted in a change in our previously reported adjusted free cash flow for previous periods.

Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth and adjusted diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Revenues	$378,811	$339,840	$792,216	$720,207

Net income (loss)	$(5,141)	$(30,867)	$19,757	$8,233
Adjustments to net income (loss):
Interest expense, net	31,320	31,329	61,296	62,874
Amortization expense	26,010	25,394	51,892	49,435
Share-based compensation	16,952	14,721	29,755	28,815
Change in fair value of contingent consideration	(1,957)	5,552	6,104	18,228
Transaction-related partnership and integration expenses	3,985	2,091	5,518	6,995
Depreciation expense	1,642	1,557	3,225	3,062
Severance	1,618	1,187	2,825	2,876
Income and other taxes(1)	1,348	1,717	2,819	3,218
Loss on extinguishment and modification of debt	—	14,679	2,394	14,679
Colleague earnout incentives	1,490	2,796	(1,779)	6,379
Impairment of ROU assets	1,188	—	1,188	—
Loss (gain) on divestitures	1,111	(628)	(290)	(37,144)
Loss on interest rate caps	—	134	18	160
Other(2)	5,946	5,226	14,585	8,764
Adjusted EBITDA	$85,512	$74,888	$199,307	$176,574

Net income (loss) margin	(1)%	(9)%	2%	1%
Adjusted EBITDA margin	22.6%	22.0%	25.2%	24.5%
__________
(1)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(2)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Commissions and fees	$376,249	$337,103	$786,780	$715,199
Partnership commissions and fees(1)	(1,980)	—	(1,980)	—
Organic revenue	$374,269	$337,103	$784,800	$715,199
Organic revenue growth(2)	$37,973	$53,121	$76,192	$104,172
Organic revenue growth %(2)	11%	19%	11%	17%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and six months ended June 30, 2024 used to calculate organic revenue growth for the three and six months ended June 30, 2025 was $336.3 million and $708.6 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net income (loss) attributable to Baldwin and reconciles adjusted diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net income (loss) attributable to Baldwin	$(3,164)	$(17,557)	$10,775	$4,021
Net income (loss) attributable to noncontrolling interests	(1,977)	(13,310)	8,982	4,212
Amortization expense	26,010	25,394	51,892	49,435
Share-based compensation	16,952	14,721	29,755	28,815
Change in fair value of contingent consideration	(1,957)	5,552	6,104	18,228
Transaction-related partnership and integration expenses	3,985	2,091	5,518	6,995
Depreciation	1,642	1,557	3,225	3,062
Amortization of deferred financing costs	1,421	1,445	2,843	2,997
Severance	1,618	1,187	2,825	2,876
Loss on extinguishment and modification of debt	—	14,679	2,394	14,679
Income tax expense(1)	685	1,484	1,885	2,151
Colleague earnout incentives	1,490	2,796	(1,779)	6,379
Impairment of ROU assets	1,188	—	1,188	—
Loss (gain) on divestitures	1,111	(628)	(290)	(37,144)
Loss on interest rate caps, net of cash settlements	—	134	18	2,460
Other(2)	5,946	5,226	14,585	8,764
Adjusted pre-tax income	54,950	44,771	139,920	117,930
Adjusted income taxes(3)	5,440	4,432	13,852	11,675
Adjusted net income	$49,510	$40,339	$126,068	$106,255

Weighted-average shares of Class A common stock outstanding - diluted	68,010	63,125	70,393	66,190
Dilutive weighted-average shares of Class A common stock	3,436	3,868	—	—
Exchange of Class B common stock(4)	47,717	51,227	48,377	51,610
Adjusted diluted weighted-average shares outstanding	119,163	118,220	118,770	117,800

Diluted earnings (loss) per share	$(0.05)	$(0.28)	$0.15	$0.06
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	0.01	0.02	0.02	0.01
Other adjustments to income (loss) per share	0.51	0.64	1.01	0.93
Adjusted income taxes per share	(0.05)	(0.04)	(0.12)	(0.10)
Adjusted diluted EPS	$0.42	$0.34	$1.06	$0.90
___________
(1)    Income tax expense includes the Tax Receivable Agreement expense.
(2)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(3)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(4)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Six Months Ended June 30,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$(80,704)	$21,346
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	85,090	20,373
Payment of colleague earnout incentives	30,061	11,144
Adjusted free cash flow	$34,447	$52,863

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission